EXHIBIT 99.2

                           CONSENT OF TRUSTEE NOMINEE

         I hereby consent to the use in the "Management" section of the Prospectus constituting part of the Registration Statement on Form S-11 of Senior Housing Properties Trust (File No. 333-___________), as amended from time to time, of my name as a nominee to be a trustee of Senior Housing Properties Trust.





                                                /s/ Arthur G. Koumantzelis
                                                --------------------------
                                                Arthur G. Koumantzelis
                                                December 21, 1998